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                                  SCHEDULE 14A

                              INFORMATION STATEMENT

   CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT [ ]
FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

Check the appropriate box:

[ ]  Preliminary Consent Statement

[ ] Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Consent Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                           ARGUSS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      RONALD D. PIERCE AND KENNETH R. OLSEN
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

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CONTACT:
Michael Brinn
Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
(212) 750-8253


                    ARGUSS SHAREHOLDER GROUP SETS RECORD DATE
                    FOR CONSENT SOLICITATION TO REPLACE BOARD

FOR IMMEDIATE RELEASE:

         NEW YORK, NEW YORK, December 5, 2001. Ronald D. Pierce and Kenneth R. Olsen, shareholders of Arguss Communications, Inc. (NYSE: ACX) (the "Company"), announced today that they have set the record date for determining the Company's stockholders who are eligible to vote in connection with their solicitation to replace the Company's current Board of Directors with a new slate of directors composed of Messrs. Pierce and Olsen and their nominees. The record date is November 29, 2001.

         Mr. Pierce is the largest stockholder of the Company. He and Mr. Olsen together beneficially own approximately 8.6% of the Company's outstanding shares. The balance of the director nominees beneficially own approximately 3.9% of the Company's outstanding shares. The group's director nominees consist of former directors or officers of the Company or its subsidiaries, former owners of telecommunications construction companies acquired by the Company and executive officers of telecommunications companies. Together they would bring over 100 years of management experience to the Arguss Board.

         Mr. Pierce stated that "We believe that the current strategies of the Company must be changed in order to lead Arguss out of its current difficulties, and that fresh leadership and new direction is needed to restore the Company's profitability."

         Through its subsidiaries, the Company is engaged in the construction, reconstruction, maintenance, engineering, design, repair and expansion of communications systems, cable television and data systems, including providing aerial, underground, wireless and long-haul construction and splicing of both fiber optic and coaxial cable to major telecommunications customers. The Company also manufactures and sells highly advanced, computer-controlled equipment used in the surface mount, electronics circuit assembly industry.

         THIS PRESS RELEASE IS NOT A PROXY STATEMENT OR A CONSENT STATEMENT, NOR IS IT A SOLICITATION OF ANY PROXY OR CONSENT. ANY SUCH SOLICITATION WILL BE MADE ONLY BY A WRITTEN DEFINITIVE CONSENT SOLICITATION STATEMENT (THE "DEFINITIVE CONSENT STATEMENT"), DULY FILED WITH THE COMMISSION.

         MESSRS. PIERCE AND OLSEN HAVE FILED A PRELIMINARY CONSENT STATEMENT (THE "PRELIMINARY CONSENT STATEMENT") WITH THE COMMISSION ON NOVEMBER 30, 2001. PLEASE READ THE PRELIMINARY


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CONSENT STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE
IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MESSRS. PIERCE AND OLSEN, THE PROPOSALS THEY WILL BE ASKING THE SHAREHOLDERS TO APPROVE, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN THE COMPANY.

         YOU MAY OBTAIN A FREE COPY OF THIS PRESS RELEASE, THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT, AT THE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. A FREE COPY OF THIS PRESS RELEASE, THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT, MAY BE OBTAINED FROM INNISFREE M&A INCORPORATED, AT 501 MADISON AVENUE, NEW YORK, NY 10022, TOLL FREE TELEPHONE NUMBER: (888) 750-5834.